Exhibit 10.3

SECURITY AGREEMENT

This Security Agreement is entered into as of July ____, 2008, by and between a21, Inc. a Delaware Corporation (“Debtor”), with a principal place of business at 7660 Centurion Parkway, Jacksonville, Florida 32256, and APPLEJACK ART PARTNERS, INC., a Vermont Corporation with a principal place of business in Sunderland, Vermont (“Secured Party”).

1. Grant of Security Interest. Debtor hereby grants to Secured Party, for itself and each of the Noteholders, a continuing lien on and security interest in the property described or referred to in Paragraph 2 below (collectively, the “Collateral”) to secure prompt payment and full performance of the liabilities described in Paragraph 3 below (collectively, the “Liabilities”).

2. Collateral. The Collateral consists of all personal property and assets now or hereafter owned by Debtor or in which Debtor otherwise has any rights, whether now existing or hereafter arising, including but not limited to the following: (a) all accounts, contract rights and general intangibles, receivables and claims of Debtor whether now or hereafter arising, all guaranties and security therefor and all of Debtor’s right, title and interest in the goods purchased and represented thereby including all of Debtor’s rights in and to returned goods and rights of stoppage in transit, replevin and reclamation as unpaid vendor; (b) all chattel paper including electronic chattel paper and tangible chattel paper; (c) all documents and instruments including but not limited to, promissory notes (together with all property securing such documents and instruments); (d) all letters of credit and letter-of-credit rights; (e) all supporting obligations; (f) all deposit accounts; (g) all investment property and financial assets; (h) all inventory and all accessions thereto and products thereof and documents therefor; (i) all furniture, fixtures, equipment and machinery, wherever located and whether now or hereafter existing, and all parts thereof, accessions thereto, and replacements therefor and all documents and general intangibles covering or relating thereto; (j) all general intangibles (including but not limited to, all payment intangibles); (k) all books and records pertaining to the foregoing, including but not limited to computer programs, data, certificates, records, circulation lists, subscriber lists, advertiser lists, supplier lists, customer lists, customer and supplier contracts, sales orders, and purchasing records; (l) all commercial tort claims; and (m) all proceeds of the foregoing, including without limitation proceeds of insurance policies.

3. Liabilities. The liabilities (“Liabilities”) secured under this Security Agreement are all debts, liabilities and obligations of Debtor to Secured Party under the Promissory Note dated July ____, 2008 (as amended, restated, supplemented or modified from time to time, the “Note”) and any and all amendments, replacements, modifications and supplements thereto, and this Security Agreement.

4.	Covenants of Debtor. Until the Liabilities are paid in full, Debtor agrees that it shall:

a) not sell or otherwise dispose of the Collateral except in the ordinary course of business;

b) except for liens which come into being by operation of law, not create, incur, assume or permit to exist any liens, encumbrances, security interests, levies, assessments or charges (collectively, “Liens”) on or in any of the Collateral;

c) appear in and defend, at Debtor’s own expense, any action or proceeding which may affect Debtor’s title to or Secured Party’s interest in the Collateral;

d) procure or execute and deliver, from time to time, in form and substance satisfactory to Secured Party in its discretion reasonably exercised, any endorsements, assignments, financing statements or other writings deemed necessary or appropriate by Secured Party to perfect, maintain or protect Secured Party’s security interest in the Collateral and the priority thereof, and take such other action and deliver such other documents, instruments and agreements pertaining to the Collateral as Secured Party may reasonably request to effectuate the intent of this Security Agreement. In addition, Debtor hereby authorizes Secured Party to file UCC Financing Statements against Debtor describing the Collateral as “all assets” or the like of Debtor;

e) notify Secured Party in writing at least thirty (30) days prior to any change in Debtor’s name, identity or business structure, or any addition or change to the address of the chief executive office or principal place of business of Debtor specified in the introductory paragraph hereof and, in connection therewith, take any and all actions reasonably requested by Secured Party under Section 4(d) above;

f) keep separate, accurate and complete records of the Collateral ;

g) provide Secured Party during normal business hours with reasonable access to the Collateral upon reasonable notice to the Debtor;

h) maintain and preserve its existence, and all rights, privileges, and other authority necessary for the conduct of its business the failure of which to maintain or preserve could reasonably be expected to result in a material adverse effect on the business or financial condition of the Debtor or on a material portion of the Collateral; and

i) continue operations in substantially the same form and structure of business as currently conducted, and not (x) merge or consolidate with or acquire or be acquired by any other corporation, partnership, entity or person or (y) incorporate in another jurisdiction, in any such instance without the prior consent of the Secured Party.

5.	Authorized Action By Secured Party.

a) After the occurrence and during the continuance of any “Event of Default” (as defined below), Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact to do (but Secured Party shall not be obligated to and shall not incur any liability to Debtor or any third party for failure so to do) any act which Debtor is obligated by this Security Agreement to do, and to exercise such rights and powers as Debtor might exercise with respect to the Collateral, including, without limitation, the right to:

(i)	collect by legal proceedings or otherwise and endorse, receive and receipt for all payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral;

(ii)	enter into any extension, deposit or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for, the Collateral;

(iii)	process and preserve the Collateral; and

(iv)	make any reasonable compromise, settlement or adjustment, and take any action it deems advisable, with respect to the Collateral upon five Business Days’ prior written notice to Debtor.

b) If Debtor is not engaging in any act that Debtor is obligated by the Security Agreement to perform., Debtor agrees to reimburse Secured Party upon demand for any reasonable costs and expenses, including reasonable attorneys’ fees, Secured Party may incur while acting as Debtor’s attorney-in-fact hereunder, all of which costs and expenses are included in the Liabilities secured hereby and are payable upon demand.

c) It is further agreed and understood between the parties hereto that such care as Secured Party gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Secured Party’s possession; provided, however, that Secured Party shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Liabilities or with respect to the Collateral.

d) If Debtor’s records are prepared or retained by a computer service company or any accountant or accounting service, so long as any Liabilities are outstanding, Debtor grants Secured Party the absolute and irrevocable right, with reasonable notice to Debtor, to inspect such records (including Debtor’s internal work papers), receive duplicate copies of all information furnished to Debtor and prepared by such company, accountant or accounting service, and agrees to furnish such consents as may be necessary to effectuate the same. Debtor further agrees to promptly notify Secured Party of the name and address of such company, accountant or accounting service and of any change in respect thereof.

e) All the foregoing powers authorized herein, being coupled with an interest, are irrevocable so long as any Liabilities are outstanding.

f) Default. The occurrence of any of the following events or conditions (herein “Events of Default”) shall constitute an Event of Default hereunder:

(i)	breach, violation or nonperformance of any covenant on Debtor’s part hereunder;

(ii)	any Event of Default under and as defined in the Note.

Any Event of Default that shall have occurred hereunder or under the Note at any time shall be deemed continuing unless such Event of Default is (i) cured, provided that an Event of Default may only be cured within the time-frame and only if so expressly permitted under the terms of this Agreement or the Note, as applicable or (ii) waived in writing by the Secured Party.

6. Remedies. Upon the occurrence and during the continuation of any Event of Default, Secured Party may, at its option, with prompt subsequent notice but without demand on Debtor, declare all Liabilities immediately due and payable, and Secured Party shall have all the default rights and remedies of a secured party under Article 9 of the Vermont Uniform Commercial Code (the “UCC”) and other applicable law as well as the following rights and remedies, all of which may be exercised with or without further notice to Debtor (other than notices which Debtor is not permitted to waive under the UCC):

a) to the extent permitted by law, to notify any and all obligors and account debtors on the Collateral that the same has been assigned to Secured Party and that all payments thereon are to be made directly to Secured Party;

b) to settle, compromise or release, on terms reasonably acceptable to Secured Party, in whole or in part, any amounts owing on the Collateral, and to extend the time of payment, make allowances and adjustments and to issue credits in Secured Party’s name or in the name of Debtor in respect thereof;

c) to sell or otherwise dispose of the Collateral or any part thereof, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Secured Party;

d) to require the Debtor to assemble the Collateral and to make it available to the Secured Party for retrieval/repossession;

e) In the event the Debtor fails to comply with subsection 6(d) above, to enter any premises where any Collateral may be located and to take possession of and remove the Collateral, with or without judicial process; to remove from any premises where the same may be located, any and all documents, instruments, files and records relating to the Collateral (provided, that Secured Party agrees to (i) give receipts for such items to Debtor and (ii) use the same standard of care for such documents, instruments files and records as Secured Party would use for its own property of a similar nature); provided further, that Secured Party shall incur no liability with respect to the foregoing subparagraphs (b) and (c) except in the case of its gross negligence or willful misconduct), and Secured Party may, at Debtor’s expense, use the supplies and space of Debtor at its places of business as may be necessary to properly administer and control the Collateral or the handling of collections and realizations thereon; and

f) to take or bring, in Secured Party’s name or in the name of  Debtor, all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Collateral;

all at Secured Party’s sole option and as Secured Party in its sole discretion may deem advisable.

7.
Manner of Sale.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Debtor shall be given ten (10) business days prior notice of the time and place of any public sale or of the time and place of any private sale or other intended disposition of Collateral, which notice Debtor hereby agrees shall be deemed reasonable notice thereof.

8.
Application of Proceeds of Collateral. The net cash proceeds resulting from the collection, liquidation, sale or other disposition of the Collateral shall be applied first to the expenses (including all reasonable attorneys’ fees) of retaking, holding, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Liabilities secured hereby, application as to any particular obligation or indebtedness or against principal or interest to be in Secured Party’s discretion. Debtor shall be liable to Secured Party and shall pay to Secured Party on demand any deficiency which may remain after such sale, disposition, collection or liquidation of Collateral.

9.
Cumulative Rights. The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party under any statute or rule of law or any other document, instrument or agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently.

10.
Waiver. Any forbearance, failure or delay by Secured Party in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Secured Party. Debtor waives any right to require Secured Party to proceed against any person or to exhaust any Collateral or to pursue any remedy in Secured Party’s power prior to pursuing Debtor in respect of the Liabilities.

11.
Binding Upon Successors. All rights of Secured Party under this Security Agreement shall inure to the benefit of its successors and assigns, and all obligations of Debtor shall bind the representatives, administrators, successors and assigns of the Debtor; provided that Debtor may not transfer or assign its obligations hereunder. Any transfer or assignment by Debtor in violation of the foregoing shall be null and void.

12.
Entire Agreement; Severability. This Security Agreement together with the Note contains the entire security agreement between Secured Party and Debtor with respect to the Collateral. If any of the provisions of this Security Agreement shall be held invalid or unenforceable, this Security Agreement shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

13.	References. The captions or titles of the paragraphs of this Security Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

14.
Choice of Law. This Security Agreement and all matters arising out of or relating hereto shall be governed by and enforced in accordance with the internal laws of the State of Vermont, without reference to conflict of law principles.  The parties shall participate in mediation to attempt to resolve any dispute, controversy or claim that arises in relation to this Agreement. Any unresolved controversy, claim or dispute arising out of or in relation to this Agreement, or the breach thereof, will be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Any arbitration hearings will be conducted in Albany, New York.

15.	Notice. Any written notice, consent or other communication provided for in this Security Agreement shall be given and deemed received as provided in the Note.

16.
Counterparts. This Security Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

The undersigned have entered into this Security Agreement as of the date first above written.

SECURED PARTY:                                                                                                DEBTOR:

APPLEJACK ART PARTNERS, INC                                                                                        a21, INC

By:_______________________________                                                                                                  By:______________________________________